Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Smith Douglas Homes Corp. 2024 Incentive Award Plan of our report dated July 28, 2023, with respect to the consolidated financial statements of Smith Douglas Holdings LLC and Subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-274379) and the related Prospectus of Smith Douglas Homes Corp. dated January 3, 2024 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
January 12, 2024